EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Shyft Group, Inc.

Novi, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-98083, 333-177088, 333-213581 and 333-255240) of The Shyft Group, Inc. of our report dated March 25, 2021, except for Notes 4 and 17, as to which the date is February 24, 2022, relating to the consolidated financial statements and schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

February 23, 2023